EXHIBIT 10


                  EXECUTIVE EMPLOYMENT AGREEMENT FOR LARRY KENDALL

     This Executive Employment Agreement (this "Agreement") is entered into effective as of February 2, 1999 by and between Midwest Computer Cable, Inc., an Ohio corporation ("Midwest"), and Larry Kendall, an individual (the "Executive"), who hereby agree as hereinafter provided.

     Section 1. DEFINITIONS. As used herein, the following terms shall have the meanings set forth below.

     "AGREEMENT" shall have the meaning set forth in the introductory paragraph hereof.

     "AMERILINK" means AmeriLink Corporation.

     "AMERILINK COMPANIES" means AmeriLink and all of its direct and indirect subsidiaries, including the Company.

     "BOARD" means the Board of Directors of the Company

     "CAUSE" shall have the meaning set forth in Section 10(b).

     "COMPANY" means Midwest or such other subsidiary or division of the AmeriLink Companies as shall from time to time succeed to the operation of the business historically conducted by Midwest.

     "CHAIRMAN" means the Chairman of the Board, Larry R. Linhart, and any successor of Mr. Linhart as Chairman

     "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section
9(c).

     "DISABILITY" means the total and permanent disability of the Executive, which shall be deemed to have occurred (i) on the date of the certification to the Company by a physician selected by the Company and approved by the Executive (such approval not to be unreasonably withheld) that the Executive is so mentally or physically disabled as to be incapable of engaging in, and performing the material duties of, his employment position described in Section 3 and that such disability is likely to be permanent, or (ii) on the date as of which the Executive has been unable to work for a period of time of 60 consecutive days or for a period of time of 90 days in any period of 180 consecutive days.

     "EBIT" means, for any period, (a) net income (or net loss) of the Company determined in accordance with GAAP, excluding any unusual and extraordinary gains or losses, PLUS (b) to the extent taken into account in the calculation of net income (or net loss) for such period, the sum of (i) interest expense PLUS
(ii) income tax expense, in each case determined in accordance with GAAP.

     "EMPLOYMENT COMMENCEMENT DATE" means the date of this Agreement.

     "EMPLOYMENT PERIOD" shall have the meaning set forth in Section 2.

     "EMPLOYMENT TERMINATION DATE" means the date the Employment Period terminates as provided in Section 10.

     "EXECUTIVE" shall have the meaning set forth in the introductory paragraph hereof, PROVIDED that in any instance in which the Executive has died or is without legal capacity, such term shall include the Executive's personal representative.

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     "FISCAL YEAR" means the fiscal year of the AmeriLink Companies, consisting of the 52 or 53 week annual accounting period ending on or about March 31 of each calendar year.

     "INITIAL TERM" shall have the meaning set forth in Section 2.

     "RENEWAL TERM" shall have the meaning set forth in Section 2.

     Section 2. EMPLOYMENT AND TERM. The Company hereby employs the Executive, and the Executive hereby accepts such employment by the Company, for the purposes and upon the terms and conditions contained in this Agreement. The initial term of such employment shall be the period commencing on the Employment Commencement Date and continuing through the last day of the Fiscal Year ending on or about March 31, 2002, unless sooner terminated in accordance with this Agreement (the "Initial Term" and such Initial Term, together with any Renewal Term (as defined herein), being referred to herein as the "Employment Period"). Unless either party gives written notice of an intention not to renew on or before the date which is ninety days before the then scheduled expiration date of the Employment Period, the Employment Period shall be automatically extended for an additional one-year term, unless sooner terminated in accordance with this Agreement (each such additional one-year term being referred to herein as a "Renewal Term").

     Section 3. CAPACITIES AND DUTIES. The Executive shall be employed throughout the Employment Period as the President and Chief Operating Officer of the Company or in such other position of reasonably comparable or greater status and responsibilities as may be determined by the Board with any division, subsidiary or affiliate of the Company. The Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons employed in a similar executive capacity. The Executive shall report to the Chairman. In addition, the Executive shall have such other duties and responsibilities as may be assigned to him by the Board from time to time.

     Section 4. PERFORMANCE COVENANTS. The Executive accepts the employment described in Section 3 and agrees to devote his full working time, efforts, loyalty and skill (except for absences due to illness and appropriate vacations) to the business and affairs of the Company and the performance of the aforesaid duties and responsibilities and shall use his best efforts to preserve the goodwill of the Company and the AmeriLink Companies and advance the reputation and standing thereof in the national business community. Notwithstanding the foregoing sentence, and without limiting the Executive's duties under this section, during the Employment Period the Executive shall be permitted to spend not more than five hours per week engaged in the business of Quiktron, Incorporated so long as such activities do not interfere with the performance of the Executive's duties and responsibilities hereunder. The Executive hereby represents and warrants to the Company that the Executive is not bound by any confidentiality agreements, restrictive covenants or similar agreements which would or may restrict him from entering into, or performing his duties and responsibilities under, this Agreement, and the Executive agrees that he shall not enter into or become bound by any such agreements with anyone other than the AmeriLink Companies during the Employment Period.

     Section 5. COMPENSATION. The Company shall pay to the Executive, for his services hereunder, the compensation hereinafter provided in this Section 5. Such compensation shall be paid to the Executive at the time and in the manner as provided below.

              (a) BASE SALARY. The Executive shall be paid a base salary at the rate of $100,000 per year. This base salary will be subject to annual review and may be increased from time to time by the Board considering factors such as the Executive's responsibilities, compensation of executives having similar rank and responsibilities within the AmeriLink Companies and in other companies, the Executive's performance and other factors deemed pertinent by the Board (hereinafter referred to as the "BASE SALARY").

              The Base Salary shall be paid in equal monthly, twice monthly or two week installments as determined by the Company.

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              (b)    BONUSES.  During the Employment Period, the Executive will be entitled to receive incentive bonuses in accordance with the incentive compensation program for the executives of the AmeriLink Companies, as the same shall be amended and modified from time to time by the Board of Directors of AmeriLink, and as shall be similar in its application to the Executive as to other employees of the AmeriLink Companies of similar rank and responsibility; PROVIDED, HOWEVER, that, during the Initial Term, the minimum bonus for each Fiscal Year (prorated for any partial Fiscal Year) to which Executive shall be entitled shall be not less than an amount equal to $40,000 multiplied by a fraction, the numerator of which shall equal the Company's EBIT for such Fiscal Year MINUS $500,000 (but not less than zero) and the denominator of which shall equal the Company's EBIT for the 1998 calendar year MINUS $500,000.

              (c) VACATION. Executive shall be entitled to 20 days of paid vacation per year.

              (d) AUTOMOBILE. Executive shall be entitled to retain the use of the automobile presently used by him and owned by the Company or a similar vehicle during the Employment Period.

     Section 6. REIMBURSEMENT OF EXPENSES. The Company shall pay or reimburse the Executive for reasonable expenses paid or incurred by the Executive on behalf of the Company and reasonably necessary for the rendering of his services to the Company hereunder, subject to and in accordance with the AmeriLink Companies' expense reimbursement policies applicable to its employees generally, a copy of which has been delivered to the Executive prior to the execution of this Agreement, as the same may be modified or restated from time to time. Any such reimbursement shall be made in accordance with such policies after the Executive has submitted to the Company vouchers or reports for such expenditures in such reasonable detail and with such supporting receipts and other evidence of expenditures as the Company may reasonably require for such purposes.

     Section 7. EMPLOYEE BENEFITS. During the Employment Period, and at the expense of the Company, the Executive shall be entitled to such group medical/hospitalization, pension, profit-sharing and 401(k) plans and other group employee plans and benefits (if any) as are presently or may hereafter be provided generally to employees of similar rank and responsibilities of the AmeriLink Companies.

     Section 8. STOCK INCENTIVE PLANS. The Executive shall be eligible to receive grants of stock options pursuant to AmeriLink's 1994 Stock Incentive Plan, as amended from time to time, in the discretion of the Stock Option Committee of AmeriLink's Board of Directors and the Executive shall also be eligible to participate in such other programs for the granting of interests in or based upon the value of AmeriLink's equity securities as may be established by AmeriLink from time to time.

     Section 9. CERTAIN COMPANY PROTECTION PROVISIONS. The below provisions apply for the protection of the Company.

              (a) CONFIDENTIAL INFORMATION; IRREPARABLE HARM. Executive recognizes and acknowledges that: (i) in connection with his employment by the Company, Executive has learned and will continue to learn and have access to trade secrets, proprietary data, and other confidential information relating directly or indirectly to the AmeriLink Companies, including without limitation financial information, price lists and customer lists, proprietary computer software and related documentation, information relating to the AmeriLink Companies' business operations, services, products, processes, technical know-how, sales and promotional practices, design concepts, inventions, improvements, and relationships with suppliers, other employees, independent contractors, customers, or other parties, and information which the AmeriLink Companies are obligated to treat as confidential pursuant to any course of dealing or any agreement to which it is a party (the "Confidential Information"); (ii) the Confidential Information is a valuable and unique asset of the AmeriLink Companies; (iii) the AmeriLink Companies would be irreparably harmed if Executive were to disclose any of the Confidential Information or enter into any business activity in competition with the AmeriLink Companies, whether during the Employment Period

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     or after the Employment Termination Date; and (iv) Executive may
     contribute to the Confidential Information through inventions, discoveries, improvements, or in some other manner.

                 (b) COVENANT NOT TO COMPETE. In consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Executive, Executive further agrees as follows:

              (i) Executive shall not, directly or indirectly, at any time, whether during the Employment Period or after the Employment Termination Date, disclose to any person or entity (other than the AmeriLink Companies) or use or permit or assist any person or entity (other than the AmeriLink Companies) to use for any purpose, any Confidential Information, except to the extent necessary as a benefit to the AmeriLink Companies in the performance of Executive's duties and with prior written authorization by the Company.

              (ii) During the Employment Period, and during the three year period immediately following the Employment Termination Date, the Executive shall not, directly or indirectly (on his own behalf or as a representative, consultant, broker, agent, employee, officer, director, principal, creditor, shareholder, partner, or other owner of any person, corporation or other organization):

                     (A) Participate or engage in, loan money or credit to, invest in, or otherwise promote or assist any business which competes or attempts to compete with any business of the AmeriLink Companies anywhere within 50 miles of the boundaries of any municipality in which the AmeriLink Companies maintain an office or are conducting any business on the Employment Termination Date, or have maintained an office or conducted business at any time during the twelve (12) month period immediately preceding the Employment Termination Date; provided that this subsection shall not prohibit Executive from owning not more than 1% of the issued and outstanding capital stock of any corporation whose shares are publicly traded on a recognized national exchange or listed in the NASDAQ national market system;

                     (B) (1) Solicit, induce, or encourage, or attempt to solicit, induce, or encourage, any director, officer, employee, installer, independent contractor, supplier, or customer of the AmeriLink Companies to terminate its relationship with any of the AmeriLink Companies or breach any of its agreements with any of the AmeriLink Companies, or
                            (2) otherwise interfere or attempt to interfere in any way with the AmeriLink Companies' contractual relationships with any of their directors, officers, employees, installers, independent contractors, suppliers, or customers;

                     (C) Employ or retain the services of any person or entity who, within the six-month period immediately preceding such employment or retention, was a director, officer, employee, installer, or independent contractor of any of the AmeriLink Companies; or

                     (D) Make any statement (whether oral or written) which materially disparages or adversely affects the AmeriLink Companies or any of their directors, officers, employees, installers, independent contractors, services, products, suppliers, or customers.

              (iii) Upon the Employment Termination Date, Executive shall promptly return to the Company, any and all documents, property, or other materials (including all copies

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                     thereof) which are in his possession or under his control
                     and which belong to the AmeriLink Companies or contain any Confidential Information.

              (iv) Executive shall promptly disclose to the Company any and all inventions, discoveries, and improvements conceived or made by him in whole or in part, during the Employment Period, all of which shall be the property of the Company, and Executive hereby assigns any and all of his interests therein to the Company. Upon request of the Company, Executive shall execute any and all applications, assignments, or other instruments which the Company shall deem necessary or appropriate to apply for and obtain patents or copyrights under the laws of the United States or any foreign country with respect to any such inventions, discoveries, or improvements or otherwise to confirm, evidence, or protect the Company's interests therein.
                     These obligations shall continue beyond the Employment Termination Date with respect to inventions, discoveries, and improvements conceived or made by Executive during the period of such employment. All drawings, documentation, and other materials conceived or made by Executive during the Employment Period and related directly or indirectly to the business, operations, or activities of the AmeriLink Companies shall be considered "works made for hire" under the copyright laws of the United States.

              (v) Executive shall not permit Quiktron, Incorporated to compete with the business of the Company as conducted now or in the future, except that it shall not be a violation of this covenant for Quiktron, Incorporated to continue to engage in the business of manufacturing and selling cable, cable assemblies and connectivity products.

               (c) REMEDIES. It is expressly agreed by the Executive and the Company that the provisions of this Section 9 are reasonable for purposes of preserving for the business, goodwill and proprietary information of the AmeriLink Companies. It is also agreed that if any provision is found by a court having jurisdiction to be unreasonable because of scope, area or time, then that provision shall be amended to correspond in scope, area and time to that considered reasonable by a court and as amended shall be enforced and the remaining provisions shall remain effective. In the event of any breach of these provisions by the Executive, the parties recognize and acknowledge that a remedy at law may be inadequate and the AmeriLink Companies may suffer irreparable injury. Accordingly, the Executive consents to injunctive and other appropriate equitable relief upon the institution of proceedings therefor by the AmeriLink Companies in order to protect the AmeriLink Companies' rights (without the necessity of posting bond if such requirement may be legally waived). Such relief shall be in addition to any other relief to which the AmeriLink Companies may be entitled at law or in equity.

      Section 10. TERMINATION. The Executive's employment by the Company and the Employment Period shall terminate effective upon the first to occur of the following:

          (a) The last day of the Employment Period.

              (b) A date specified by the Company by notice to the Executive for Cause. For purposes of this Agreement, "Cause" means (i) a material breach by the Executive of any of his covenants and agreements contained in this Agreement if such breach is not cured by the Executive within 15 days after being given notice of such breach by the Company (it being understood and agreed that a material breach shall include without limitation any breach of the provisions of Section 4 or Section 9 hereof), (ii) action by the Executive constituting (A) willful failure to perform his duties hereunder (other than a failure resulting from the Executive's incapacity due to physical or mental illness), (B) felonious conduct or (C) willful malfeasance which could reasonably be expected to materially impair the business or reputation of the AmeriLink Companies or involves misappropriation of the AmeriLink Companies' funds or other assets or (iii) a determination by the Company in its reasonable discretion that the Executive has continued to

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     fail to perform his duties with the Company in any material respect after a demand in writing for performance was given to the Executive by the Company.

          (c) The death of the Executive (in which case the date of termination shall be the date of death).

          (d) The occurrence of any Disability of the Executive, provided the Company gives the Executive at least 30 days' notice of such termination (in which case the date of termination shall be the date specified in such notice or, in the absence thereof, such date as is 30 days after the Company gives such notice).

          (e) The date of the Executive's voluntary resignation.

          (f) A date mutually agreed to in writing by the Company and the Executive.

          (g) A date specified by the Company by notice to the Employee for any reason (or for no reason) other than for Cause or for any of the occurrences specified in Section 10(a) through (f) above.

     Any notice of termination by either party under this Section 10 shall clearly state that the terminating party elects to terminate the Employment Period and upon which subsection of this Section 10 such party is relying as the basis for such termination.

     If the Employment Period is terminated under this Section 10, then, except as specifically provided herein, this Agreement shall be terminated and of no further force or effect; the Executive shall have no obligation or duty to be employed by the Company in any capacity; and the Company shall have no obligation to employ the Executive in any capacity.

     Section 11. TERMINATION PAYMENTS. If the Executive's employment with the Company is terminated for any reason, then the Company shall pay the Executive his Base Salary under Section 5(a) through the Employment Termination Date at his then effective salary rate. In addition, if the employment is terminated by the Company based upon the provisions of Section 10(g), then (a) the Company shall continue to pay to the Executive his Base Salary provided for in Section 5(a) (at the rate then in effect) for a period following the Employment Termination Date which is equal to the period remaining in the Initial Term or, if the Employment Termination Date occurs during a Renewal Term, for the period remaining in such Renewal Term, PROVIDED that the Base Salary so payable shall be reduced for and to the extent of any compensation which the Executive receives from other employment during such period, and (b) the Company shall pay to the Executive the amount of any accrued and unpaid incentive bonus compensation under Section 5(b) (measured solely on the results of operations up to the Employment Termination Date). Payment of any amounts pursuant to the above provisions shall be made at the same time as they would have been made had the Employment Period continued in effect.

     Section 12. INDEMNIFICATION. As an employee and officer of the Company, the Executive shall be indemnified against all liabilities, damages, fines, costs and expenses by the Company to the fullest extent to which employees and officers of a corporation organized under the laws of the State of Ohio may be indemnified.

     Section 13. NOTICES. Any notice or other communication required or desired to be given hereunder shall be in writing and shall be deemed sufficiently given when personally delivered or when mailed by first class certified mail, return receipt requested and postage prepaid, addressed to the parties at their respective addresses set forth under their respective signatures below or to such other persons or addresses as shall be given by notice of any party.

     Section 14. WAIVER; REMEDIES CUMULATIVE. No waiver of any right or option hereunder by any party shall operate as a waiver of any other right or option, or the same right or option as respects any subsequent occasion for its exercise, or of any legal remedy. No waiver by any party of any breach of this Agreement or of any agreement

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or covenant contained herein shall be valid unless it is in writing and executed by the waiving party and such a waiver shall not be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided by this Agreement are in addition to all other remedies by it or the law provided.

     Section 15. GOVERNING LAW; SEVERABILITY. The various terms, provisions, covenants and agreements of this Agreement, and the performance thereof, shall be construed, interpreted and enforced under and with reference to the laws of the State of Ohio. It is the intention of the Company and the Executive to comply fully with all laws and matters of public policy relating to employment agreements, and this Agreement shall be construed consistently with such laws and public policy to the extent possible. If and to the extent any one or more covenants, agreements, terms and provisions of this Agreement or any portion or portions thereof shall be held invalid or unenforceable by a court of competent jurisdiction, then such covenants, agreements, terms and provisions (or portions thereof) shall be deemed separable from the remaining covenants, agreements, terms and provisions of this Agreement and such holding shall in no way affect the validity or enforceability of any of the other covenants, agreements, terms and provisions of this Agreement.

     Section 16. MISCELLANEOUS. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be modified, changed or amended except in a writing signed by both of the parties hereto. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original hereof. The captions of the several sections and subsections of this Agreement are not a part of the context hereof, are inserted only for convenience in locating such sections and subsections and shall be ignored in construing this Agreement.

     Section 17. INSIDER TRADING POLICY. Executive has reviewed, understands and agrees to comply with the requirements set forth in AmeriLink's insider trading policy, as now in effect in the form attached hereto as Exhibit A and as amended hereafter from time to time.

     IN WITNESS WHEREOF, the Company and the Executive have executed multiple counterparts of this Agreement effective as of the Employment Commencement Date.

COMPANY:                                         EXECUTIVE:

MIDWEST COMPUTER CABLE, INC.

By: /s/  Larry R. Linhart                        /s/  Larry Kendall
    ---------------------                        ------------------
Its:  Chairman                                   Larry Kendall

     GUARANTEE

     AmeriLink Corporation hereby guarantees the full and timely payment and performance of all obligations of Midwest Computer Cable, Inc., a wholly-owned subsidiary of AmeriLink Corporation, to the Executive under foregoing Agreement.

     AMERILINK CORPORATION


     By: /s/  Larry R. Linhart
         ---------------------------
         Larry R. Linhart, President

                        EXHIBIT A - INSIDER TRADING POLICY


                                      MEMORANDUM



TO: All Employees of AmeriLink Corporation, and its Subsidiaries (collectively "AmeriLink")

FROM:         Larry R. Linhart, President & Chairman of the Board

DATE:         September 29, 1994

RE:           Securities Trading Policy For Trading in AmeriLink Common Shares


     As you may know, there are federal laws usually referred to as "insider trading" laws, which make it illegal to buy or sell shares of a company's stock when you have material information about that company which has not been made available to the general public at the time of any such purchase or sale.
During the last several years, indictment and trials of prominent persons have drawn the attention of congress and, as a result, additional legislation has been passed to safeguard further the public against "insider trading". This may seem far removed from most of our lives; however, as employees, we may all, at one time or another, become aware of material confidential information about AmeriLink. Because we have this information, we would be considered insiders and subject to the laws designed to prevent insider trading. This memorandum is intended to make you aware of the probable consequences of violation of these laws -- even if inadvertent. Also, our new corporate policy with respect to insider trading is set forth below. It is the individual responsibility of each person who receives this memorandum to comply with this policy.

     Certain securities laws and regulations are applicable only to those who clearly have access to important and confidential information on a regular basis; for example, our officers and directors. However, not all laws relating to trades in our securities apply only to officers and directors. Several new laws have been enacted which have a broader scope. The Insider Trading Sanctions Act of 1984 (ITSA) authorized the Securities and Exchange Commission
(SEC) to impose fines on those who engage in insider trading. More recently, the Insider Trading and Securities Fraud Enforcement Act of 1988 (ITSFEA) expanded the legislation in this area by targeting not only the individual who trades in his or her company stock while in possession of material information not generally known, but by making the company itself subject to fines if it fails to take measures to prevent its employees from engaging in insider trading. ITSFEA also exposes those who trade on insider information to lawsuits by the trading public.

     The criminal and civil sanctions of ITSFEA are substantial. Individuals who trade on inside information or who provide (i.e., tip) information, to others are subject to:

     (i) a civil penalty of up to three times the profit gained or loss avoided;

     (ii) a criminal fine (no matter how small the profit) of up to $1 million; and

     (iii)    a jail term of up to ten years.

     A company that fails to take appropriate steps to prevent illegal trading in its securities is also subject to civil and criminal penalties.

     Although it has always been AmeriLink's policy to prohibit employees from using confidential information for their own benefit, now that we are a public company the legislation on insider trading has prompted our Board of Directors to adopt an additional policy dealing specifically with insider trading. Under the expanded policy no employee is permitted to trade in SHARES OF AMERILINK
COMMON STOCK OR SECURITIES ISSUED BY ANY OF OUR CUSTOMERS OR SUPPLIERS if the trade is motivated by the desire to gain a profit or avoid a loss based upon knowledge of material non-public information. This information need not be about AmeriLink; it can be information about a customer or supplier if the information is material and confidential and is obtained in the course of employment at our company. Information is "material" for purposes of this policy if there is a substantial likelihood that a reasonable investor would consider it important in arriving at a decision to buy, sell or continue to hold securities (e.g., significant new products or discoveries; the gain or loss of a substantial customer or supplier; an impending acquisition or sale).

     Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are not exceptions. Even the appearance of an improper transaction must be avoided.
The restrictions contained in this policy apply to your family members as well as to others living in your household. Employees are expected to be responsible for the compliance of their immediate family and personal household. Furthermore, employees must not (i) pass the confidential information on to others or (ii) advise others to buy or sell, even though not actually passing on the confidential information. An employee may be subject to the penalties described above whether or not the employee derives any benefit from another's actions.

     Violation of this policy will be considered by management to be a serious breach of conduct and may result in disciplinary action including possible dismissal.

     In order to ensure that employees adhere to this Policy, the following procedures have been adopted by our Board of Directors:

     1. No AmeriLink employee shall at any time trade in AmeriLink Shares when possessed of material non-public information.

     2. No AmeriLink employee shall purchase, sell or trade in options (including puts or calls) to purchase or sell AmeriLink Shares, engage in "short sales" of, or otherwise deal in derivative securities which are based upon, AmeriLink Shares.

     3. All AmeriLink employees other than Executive Officers who are (a) based in the Columbus corporate office, or (b) based in any regional or field office holding the position of "Manager" or "Assistant Manager", shall submit to the Chairman or his designee a written notification of their intent to buy or sell shares of AmeriLink common stock. This notification shall be submitted three business days prior to the trade and shall be made in the form attached to this memorandum. The declaration will be relied upon by our Company as accurate in all respects. Untruthful statements, of course, will be grounds for disciplinary action.

     4. Executive officers and directors of AmeriLink will require approval of the Chairman or his delegate for any trading outside the "window period" following the announcement of quarterly earnings or at any time when possessed of material non-public information. This is the period beginning the third business day after such an announcement and ending on the twelfth business day following such announcement. The Chairman or his delegate will consult with legal counsel in the case of any questions on trading restrictions.

     5. Any employee who is uncertain as to the interpretation of the policy set forth herein, either generally or in its application to any specific situation, should contact my office.